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                                                                      EXHIBIT 21

                           HEALTHEON/WEBMD CORPORATION


                         SUBSIDIARIES OF THE REGISTRANT


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                                                 JURISDICTION OF
SUBSIDIARY LEGAL NAME                            INCORPORATION       PERCENTAGE OF OWNERSHIP

WebMD, Inc.                                      Georgia             100%
WebMD Consumer, Inc.                             Georgia             100% by WebMD, Inc.
MedE America Corporation                         Delaware            100%
Healthcare Interchange, Inc.                     Missouri            100% by MedE America Corporation
MedE America Corporation of Ohio                 Ohio                100% by MedE America Corporation
Greenberg News Networks, Inc.                    Delaware            100%
ActaMed Corporation                              Georgia             100%
EDI Services, Inc.                               Nevada              100% by ActaMed Corporation
Metis Acquisition Corp.                          Delaware            100%
Kinetra LLC                                      Delaware            100%
IMS-NET of Illinois, Inc.                        Illinois            100% by Kinetra LLC
Minnesota Medical Communication Network, LLC     Colorado            90%  by IMS-NET of Illinois, Inc.
Healtheon/WebMD Cable Corporation                Delaware            100%
Healtheon/WebMD Internet Corporation             Delaware            100%
HW International Holdings, Inc.                  Delaware            100%
WebMD International LLC                          Delaware            50% by HW International Holdings, Inc.
The Health Network LLC                           Delaware            50% by Healtheon/WebMD Cable Corporation
H/W Health & Fitness LLC                         Delaware            50% by Healtheon/WebMD Internet
                                                                     Corporation
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